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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

The following are directly or indirectly wholly-owned subsidiaries of the
Registrant:


Subsidiary                                Jurisdiction of Incorporation
----------                                -----------------------------

Cardmember Publishing Corporation         Delaware
Cardmember Marketing Corporation          Delaware
Cardmember Services Corporation           Delaware
Impaq Marketing Corporation               Delaware
Travel Too Limited                        Delaware